Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-80179) of The First American Corporation of our report dated June 24, 2002, relating to the financial statements of The First American Corporation 401(k) Savings Plan, which appears in this Form 11-K.

/s/    PricewaterhouseCoopers LLP
Los Angeles, CA
June 24, 2002

14